Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 30, 2017, American Woodmark Corporation (“American Woodmark”), Alliance Merger Sub, Inc. (“Merger Sub”), RSI Home Products, Inc. (“RSI”) and Ronald M. Simon, as the RSI stockholder representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the parties agreed to merge Merger Sub with and into RSI pursuant to the terms and subject to the conditions set forth in the Merger Agreement, with RSI continuing as the surviving corporation and as a wholly owned subsidiary of American Woodmark (the “RSI Acquisition”). On December 29, 2017 (the “Acquisition Date”), American Woodmark consummated the RSI Acquisition pursuant to the terms of the Merger Agreement. As a result of the merger of Merger Sub with and into RSI, Merger Sub’s separate corporate existence ceased, and RSI continued as the surviving corporation and a wholly owned subsidiary of American Woodmark.

In connection with the RSI Acquisition, on December 29, 2017, American Woodmark entered into Senior Secured Credit Facilities consisting of a $100 million Senior Secured Revolving Facility, a $250 million Senior Secured Initial Term Loan and a $250 million Senior Secured Delayed Draw Term Loan Facility. American Woodmark used the proceeds of the Senior Secured Initial Term Loan, together with cash on its balance sheet, to fund the cash portion of the RSI Acquisition consideration and its transaction fees and expenses. In addition, American Woodmark drew down $50 million from the Senior Secured Revolving Facility to provide ongoing working capital and for other general corporate purposes of American Woodmark and its subsidiaries.

At the closing of the RSI Acquisition, American Woodmark assumed approximately $589 million of RSI’s indebtedness, including accrued interest, consisting largely of RSI’s 61/2% Senior Secured Second Lien Notes due 2023 (the “RSI Notes”). On January 25, 2018, RSI gave notice that it has elected to conditionally redeem 20% (the “Conditional Redemption”), or $115 million in principal amount, of the $575 million outstanding principal amount of the RSI Notes and repurchase the RSI Notes not subject to the Conditional Redemption pursuant to a cash tender offer and consent solicitation by RSI (the “Tender Offer and Consent Solicitation”). In addition, RSI intends to issue an irrevocable notice of redemption for any and all RSI Notes not tendered and accepted for purchase pursuant to the Tender Offer and Consent Solicitation at the “make-whole” redemption price described in the RSI Notes Indenture (the “Make-Whole Redemption”). This statement of intent shall not constitute a notice of redemption under the RSI Notes Indenture or an obligation to issue a notice of redemption. Such notice, if made, will be made only in accordance with the applicable provisions of the RSI Notes Indenture.

On January 31, 2018, American Woodmark entered into a purchase agreement with Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein, pursuant to which American Woodmark has agreed to sell to the initial purchasers $350 million aggregate principal amount of its 4.875% Senior Notes due 2026 (the “Notes”) for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and certain non-U.S. persons in accordance with Regulation S under the Securities Act. The settlement of the sale of the Notes and the redemption and repurchase of the RSI Notes is anticipated to be completed on February 12, 2018. The closing of the offering of the Notes is subject to the satisfaction of certain closing conditions contained in the Purchase Agreement and, as a result, there can be no assurance that the offering of the Notes will be completed. The anticipated proceeds of the Notes and an anticipated $250 million drawdown on the Senior Secured Delayed Draw Term Loan, together with cash on hand of American Woodmark and RSI, will be used to redeem or repurchase the RSI Notes, repay the outstanding balance of the Senior Secured Revolving Facility and pay fees, costs and expenses in connection with the foregoing.

The “RSI Transactions” refers to, collectively, the (i) entry by American Woodmark into the Senior Secured Credit Facilities (including the initial borrowings thereunder and the use of the proceeds thereof), (ii) RSI Acquisition, (iii) repayment and termination of American Woodmark’s revolving credit facility available under that certain Credit Agreement, dated as of December 2, 2009 (the “2009 Revolving Facility”), by and between American Woodmark and Wells Fargo Bank, National Association (as amended, amended and restated, modified or supplemented after the date hereof), and (iv) payment of fees, commissions and expenses in connection with the foregoing. The “Refinancing Transactions” refers to, collectively, the following anticipated transactions: (i) Conditional Redemption, (ii) Tender Offer and Consent Solicitation, (iii) Make-Whole Redemption, (iv) repayment of the outstanding balance of loans under the Senior Secured Revolving Facility and (v) payment of fees, commissions and expenses in connection with the foregoing. The RSI Transactions and the Refinancing Transactions are referred to, collectively, as “the Transactions”.

The pro forma adjustments to reflect the RSI Transactions and the Refinancing Transactions are presented separately in the unaudited pro forma condensed combined financial information to reflect that the RSI Transactions have occurred as of the date of this Form 8-K/A, while the Refinancing Transactions have not occurred as of the date of this Form 8-K but are anticipated to occur and are related to the RSI Transactions. The pro forma adjustments to reflect the RSI Transactions are included under columns titled “RSI Acquisition and Financing” and the pro forma adjustments to reflect the Refinancing Transactions are included under columns titled “Assumed Refinancing”.

The following unaudited pro forma condensed combined financial information presents the historical consolidated statements of operations and consolidated balance sheet of American Woodmark and the historical consolidated statements of operations and consolidated balance sheet of RSI adjusted to reflect the Transactions. The historical financial statements were prepared in conformity with GAAP. The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC, and has been prepared using the assumptions described in the notes thereto.

The following unaudited pro forma condensed combined financial information has been prepared by applying the acquisition method of accounting with American Woodmark treated as the acquirer for accounting purposes and is dependent on certain valuations and other analyses that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, any pro forma adjustments, including the allocation of the purchase price are preliminary, have been made solely for the purposes of providing unaudited pro forma condensed combined financial information and may be revised as additional information becomes available and additional analysis is performed.

The pro forma condensed combined statement of income for the year ended April 30, 2017 combines the historical audited results of American Woodmark for the fiscal year ended April 30, 2017 and the unaudited results of RSI for the year ended April 1, 2017, which was derived from the audited results of RSI for the fiscal year ended December 31, 2016 less the unaudited results of RSI for the three months ended April 2, 2016 plus the unaudited results of RSI for the three months ended April 1, 2017. The pro forma condensed combined statement of income for the six months ended October 31, 2017 combines the historical unaudited results of American Woodmark for the six months ended October 31, 2017 and the historical unaudited results of RSI for the six months ended September 30, 2017. The pro forma condensed combined balance sheet as of October 31, 2017 combines the historical unaudited balance sheet of American Woodmark as of October 31, 2017 and the historical unaudited balance sheet of RSI as of September 30, 2017. The unaudited pro forma condensed combined balance sheet give effect to the Transactions as if they had occurred as of the balance sheet date. The unaudited pro forma condensed combined statements of operations give effect to the Transactions as if they had occurred on May 1, 2016, the beginning of the American Woodmark’s fiscal year ended April 30, 2017.

The historical financial statements have been adjusted in the Pro Forma Financial Statements to give effect to events that are (1) directly attributable to the pro forma events, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company.

The unaudited pro forma condensed combined statements of income do not reflect cost savings expected to be realized from the elimination of certain expenses and synergies expected to be created or the costs to achieve such cost savings or synergies. Such costs may be material and no assurance can be given that cost savings or synergies will be realized.

The unaudited pro forma condensed combined financial information includes adjustments which are preliminary and may be revised. Acquisition accounting is dependent on certain valuations and other analyses that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, any pro forma adjustments, including the allocation of the purchase consideration, are preliminary estimates, may be revised as additional information becomes available, and there can be no assurance that any such revisions will not result in material changes. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations would actually have been had the pro forma events been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma information is based on the assumptions, adjustments and eliminations described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

The following unaudited pro forma condensed combined financial information is presented:

•	Unaudited pro forma condensed combined balance sheet as of October 31, 2017

•	Unaudited pro forma condensed combined statement of income for the year ended April 30, 2017

•	Unaudited pro forma condensed combined statements of income for the six months ended October 31, 2017

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical audited annual and unaudited interim financial statements, including the notes thereto, of American Woodmark and RSI, included in Exhibits 99.1 and 99.2 of this Form 8-K. The pro forma financial information included in this offering memorandum are presented for illustrative purposes only and may not be an indication of American Woodmark’s financial condition or results of operations following the RSI Acquisition”.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

SIX MONTHS ENDED OCTOBER 31, 2017

(in thousands, except per share data)

	Historical
	American Woodmark	RSI
					Pro Forma Adjustments
	Six months ended October 31, 2017	Six months ended September 30, 2017	Reclassification Adjustments		RSI Acquisition and Financing		Assumed Refinancing		Pro-Forma Combined
			Amount	Note	Amount	Note	Amount	Note
Net Sales	$551,596	280,927					$—		$832,523
Cost of sales and distribution	435,767	201,501	—		(77)	C	—		637,191

Gross Profit	115,829	79,426	—		77		—		195,332
Selling and marketing expenses	36,230	—	11,989	A	(22)	D	—		48,197
General and administrative expenses	17,950	23,983	(11,989)	A	24,508	E	—		54,452

Operating Income	61,649	55,443	—		(24,409)		—		92,683
Interest expense	105	19,444	136	B	5,384	F	(5,707)	J	19,362
Other (income) expense	(1,291)	798	(136)	B	669	G	312	K	352

Income Before Income Taxes	62,835	35,201	—		(30,462)		5,395		72,969
Income tax expense (benefit)	20,799	12,245	—		(12,316)	H	2,181	L	22,909

Net Income	$42,036	$22,956	$—		$(18,146)		$3,214		$50,060

Net Earnings Per Share
Weighted Average Shares Outstanding
Basic	16,235	—	—		1,458	I	—		17,693
Diluted	16,319	—	—		1,458	I	—		17,777
Net earnings per share
Basic	$2.59	—	—		—		—		$2.83
Diluted	$2.58	—	—		—		—		$2.82

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

YEAR ENDED APRIL 30, 2017

(in thousands, except per share data)

	Historical
	American Woodmark	RSI
					Pro Forma Adjustments
	Year ended April 30, 2017	Year ended April 1, 2017	Reclassification Adjustments		RSI Acquisition and Financing		Assumed Refinancing		Pro-Forma Combined
			Amount	Note	Amount	Note	Amount	Note
Net Sales	$1,030,248	596,107	$—		$—		$—		$1,626,355
Cost of sales and distribution	805,612	417,853	—		365	C	—		1,223,830

Gross Profit	224,636	178,254	—		(365)		—		402,525
Selling and marketing expenses	70,979	—	23,221	A	100	D	—		94,300
General and administrative expenses	45,419	63,275	(23,221)	A	46,413	E	—		131,886

Operating Income	108,238	114,979	—		(46,878)		—		176,339
Interest expense	885	38,657	54	B	10,768	F	(10,997)	J	39,367
Other (income) expense	(1,572)	(1,428)	(54)	B	629	G	293	K	(2,132)

Income Before Income Taxes	108,925	77,750	—		(58,275)		10,704		139,104
Income tax expense (benefit)	37,726	24,864			(23,560)	H	4,328	L	43,357

Net Income	$71,199	$52,886	$—		$(34,715)		$6,376		$95,747

Net Earnings Per Share
Weighted Average Shares Outstanding
Basic	16,259	—	—		1,458	I	—		17,717
Diluted	16,398	—	—		1,458	I	—		17,856
Net earnings per share
Basic	$4.38	—	—		—		—		$5.40
Diluted	$4.34	—	—		—		—		$5.36

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

OCTOBER 31, 2017

(in thousands)

	Historical				Pro Forma Adjustments
	American Woodmark	RSI	Reclassification Adjustments		RSI Acquisition and Financing		Assumed Refinancing
	As of October 31, 2017	As of September 30, 2017	Amount	Note	Amount	Note	Amount	Note	Pro Forma Combined
Current Assets
Cash and cash equivalents	$162,545	$80,941	$—		$(79,510)	D	$(61,957)	S	$102,019
Investments — certificates of deposit	57,500	—	—		(49,500)	E	—		8,000
Customer receivables, net	66,211	50,815	—		—		—		117,026
Inventories	46,723	63,601	—		3,889	F	—		114,213
Prepaid expenses and other	9,189	9,019	1,476	A	13,594	G, I	14,003	T	47,281
Prepaid income taxes	—	1,476	(1,476)	A	—				—

Total Current Assets	342,168	205,852	—		(111,527)		(47,954)		388,539
Property, plant and equipment, net	121,732	61,288	(8,359)	B	32,889	H	—		207,550
Investments — certificates of deposit	24,250	—	—		(21,750)	E	—		2,500
Promotional displays, net	4,729	—	8,359	B	—		—		13,088
Deferred income taxes	10,140	10,797	—		(20,937)	I	—		—
Other assets	10,286	2,192	—		—		—		12,478
Intangible Assets other than Goodwill	—	10,308	—		279,692	J	—		290,000
Goodwill	—	—	—		804,881	K	—		804,881

Total Assets	$513,305	$290,437	$—		$963,248		$(47,954)		$1,719,036

Current Liabilities
Accounts payable	$38,739	$25,290	$—		$12,200	L	$—		$76,229
Current maturities of long-term debt	1,710	685	—		9,375	M	9,375	U	21,145
Accrued compensation and related expenses	35,119	—	16,989	C	—		—		52,108
Accrued marketing expenses	12,512	—	—		—		—		12,512
Other accrued expenses	12,130	35,250	(16,989)	C	53	N, I	(1,557)	V	28,887

Total Current Liabilities	100,210	61,225	—		21,628		7,818		190,881
Long Term Liabilities
Long-term debt, less current maturities	16,087	569,699	—		319,108	O	(68,588)	W	836,306
Defined benefit pension liabilities	18,151	—	—		—		—		18,151
Other long-term liabilities	3,714	6,080	—		(5,180)	N, I	—		4,614
Deferred income taxes	—	—	—		103,476	I	14,003	T	117,479

Total Liabilities	138,162	637,004	—		439,032		(46,767)		1,167,431
Shareholders’ Equity
Preferred stock	—	—	—		—		—		—
Common stock	170,389	19	—		189,830	P	—		360,238
Additional paid in capital	—	67,515	—		(67,515)	Q	—		—
Retained earnings	244,683	(414,101)	—		401,901	R	(1,187)	X	231,296
Defined benefit pension plans	(39,929)	—	—		—		—		(39,929)

Total Shareholders’ Equity	375,143	(346,567)	—		524,216		(1,187)		551,605

Total Liabilities And Shareholders’ Equity	$513,305	$290,437	$—		$963,248		$(47,954)		$1,719,036

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

(amounts in thousands except per share data)

1.	Description of the Transactions

The Merger — On December 29, 2017 (the “Acquisition Date”), American Woodmark consummated the RSI Acquisition pursuant to the terms of the Merger Agreement. As a result of the merger of Merger Sub with and into RSI, Merger Sub’s separate corporate existence ceased, and RSI continued as the surviving corporation and a wholly owned subsidiary of American Woodmark.

As consideration for the RSI Acquisition, American Woodmark paid total accounting consideration of $553.2 million including (i) cash consideration of $363.3 million, net of cash acquired and (ii) 1,457,568 newly issued shares of American Woodmark common stock valued at $189.9 million based on $130.25 per share, which was the closing stock price on the Acquisition Date. The consideration paid is subject to a working capital adjustment by which the consideration will be adjusted upward or downward depending on whether the amount of working capital delivered at the Acquisition Date exceeds or is less than a target amount. The working capital adjustment has not yet been finalized and these pro forma financial statements do not reflect any adjustment to the estimated working capital reflected in the consideration paid at the Acquisition Date.

Senior Secured Credit Facilities — In connection with the RSI Acquisition, on December 29, 2017, American Woodmark entered into the Senior Secured Credit Facilities consisting of the $100 million Senior Secured Revolving Facility, the $250 million Senior Secured Initial Term Loan, and the $250 million Senior Secured Delayed Draw Term Loan. The borrowing rate on the Senior Secured Credit Facilities is a grid—based pricing based on the ratio of total funded debt under the Senior Secured Credit Facilities to EBITDA. The initial borrowing rate for the Senior Secured Credit Facilities is LIBOR plus 2.00% and an annual 0.25% commitment fee on the average daily undrawn portion of the Senior Secured Revolving Facility. Amounts borrowed under the Revolving Credit Facility are due December 29, 2022. American Woodmark used the proceeds of the Senior Secured Initial Term Loan, together with cash on its balance sheet, to fund the cash portion of the RSI Acquisition consideration and its transaction fees and expenses. In addition, American Woodmark drew down $50 million from the Senior Secured Revolving Facility to provide ongoing working capital and for other general corporate purposes of American Woodmark and its subsidiaries.

Senior Unsecured Notes — The anticipated proceeds of the Notes and the Senior Secured Delayed Draw Term Loan, together with cash on hand of American Woodmark and RSI, will be used to redeem or repurchase the RSI Notes, repay the outstanding balance of the Senior Secured Revolving Facility and pay fees, costs and expenses in connection with the foregoing.

2.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements, or the “Pro Forma Statements,” and related notes were prepared using the acquisition method of accounting with American Woodmark considered the acquirer of RSI for accounting purposes. Accordingly, the consideration paid in the RSI Acquisition has been allocated to assets and liabilities of RSI based upon their estimated fair values as of the Acquisition Date. Any amount of the consideration that is in excess of the estimated fair values of assets acquired and liabilities assumed will be recorded as goodwill after the finalization of the purchase price allocation. Although management believes that the preliminary purchase price allocation herein is reasonable, there can be no assurance that finalization of such purchase price allocation will not result in material changes from the preliminary purchase price allocation included in the accompanying Pro Forma Financial Statements.

The historical financial statements have been adjusted in the Pro Forma Financial Statements to give effect to events that are (1) directly attributable to the pro forma events, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined statements of income does not reflect cost savings expected to be realized from the elimination of certain expenses and synergies expected to be created or the costs to achieve such cost savings or synergies. Such costs may be material and no assurance can be given that cost savings or synergies will be realized.

Certain pro forma adjustments have been made to align the accounting policies of RSI with American Woodmark where such RSI accounting policies are expected to change after the Acquisition Date. Further review may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. However, at this time, we are not aware of any accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial statements of the combined company that are not reflected in the pro forma adjustments. Historically, American Woodmark has valued its inventory on a last-in, first-out basis (“LIFO”) and RSI has valued its inventory on a first-in, first-out basis (“FIFO”). American Woodmark’s management intends to maintain RSI’s FIFO valuation basis after the Acquisition Date. Therefore, a pro forma adjustment has not been made to conform RSI’s inventory valuation basis from FIFO to LIFO.

American Woodmark operates on a fiscal year basis which ends on April 30 of each year. Prior to the RSI Acquistion, RSI operated on a 52 to 53 week fiscal year, with its fiscal year ending on the Saturday closest to December 31. The pro forma condensed combined financial statements included herein are labeled based on American Woodmark’s convention. The pro forma condensed combined statement of income for the year ended April 30, 2017 combines the historical audited results of American Woodmark for the fiscal year ended April 30, 2017 and the unaudited results of RSI for the year ended April 1, 2017, which was derived from the audited results of RSI for the fiscal year ended December 31, 2016 less the unaudited results of RSI for the three months ended April 2, 2016 plus the unaudited results of RSI for the three months ended April 1, 2017. The pro forma condensed combined statement of income for the six months ended October 31, 2017 combines the historical unaudited results of American Woodmark for the six months ended October 31, 2017 and the historical unaudited results of RSI for the six months ended September 30, 2017. The pro forma condensed combined balance sheet as of October 31, 2017 combines the historical unaudited balance sheet of American Woodmark as of October 31, 2017 and the historical unaudited balance sheet of RSI as of September 30, 2017.

3.	Pro Forma Purchase Price Allocation

American Woodmark has performed a preliminary valuation analysis of the fair value of RSI’s assets acquired and liabilities assumed as of the acquisition date. The following table summarizes the allocation of the preliminary purchase price as of the pro forma condensed combined balance sheet date, which is based on the accounting consideration of $553.2 million, to the estimated fair value of assets acquired and liabilities assumed as if the RSI acquisition had occurred on October 31, 2017:

(in thousands)
Customer receivables, net	$50,815
Inventories	67,490
Prepaid expenses and other	24,089
Property, plant and equipment	94,177
Trademark intangibles	10,000
Customer relationship intangibles	280,000
Other non-current assets	2,192
Goodwill	804,881

Total identifiable assets and goodwill acquired	1,333,644

Accounts payable	25,290
Accrued compensation and related expenses	16,989
Other accrued expenses	18,314
Deferred Income Taxes	113,616
Other long-term liabilities	900
Debt	605,332

Total liabilities assumed	780,441

Total accounting consideration	$553,203

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed combined balance sheet and statements of earnings. US GAAP permits companies to complete the final determination of the fair value of assets and liabilities up to one year from the acquisition date. The final allocation may also result in changes to amortization periods assigned to the assets. Any potential adjustments made could be material in relation to the preliminary values.

4.	Reclassification Adjustments

The reclassification adjustments to the historical presentation of RSI’s income statements and balance sheet were made to conform RSI’s presentation to American Woodmark’s presentation. Further review of RSI’s financial statements may result in additional reclassifications to conform to American Woodmark’s presentation. American Woodmark does not expect that any such revision would be material. The reclassification adjustments are presented below.

Reclassifications Reflected on the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended October 31, 2017 and year ended April 30, 2017

Adjustment A — Reclassifies certain sales and marketing expenses of RSI from general and administrative expenses to selling and marketing expenses to conform to American Woodmark’s presentation.

Adjustment B — Reclassifies interest income of RSI from interest expense to other (income) expense to conform to American Woodmark’s presentation.

Reclassifications Reflected on the Unaudited Pro Forma Condensed Combined Balance Sheet as of October 31, 2017

Adjustment A — Reclassifies prepaid income taxes of RSI to Prepaid Expenses and Other to conform to American Woodmark’s presentation.

Adjustment B — Reclassifies promotional displays of RSI from Property, Plant and Equipment, net to Promotional Displays, net to conform to American Woodmark’s presentation.

Adjustment C — Reclassifies compensation accruals of RSI from Other Accrued Expenses to Accrued Compensation and Related Expense to conform to American Woodmark’s presentation.

5.	Pro Forma Adjustments: RSI Acquisition and Financing

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information to reflect the RSI Transactions, including the acquisition of RSI and the related financing transactions to facilitate the acquisition, including the borrowing of the $250 million of Senior Secured Initial Term Loan and the drawdown of $50 million on the Senior Secured Revolving Facility. The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change.

Pro Forma Adjustments Reflected on the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended October 31, 2017 and year ended April 30, 2017

Adjustment C

The following summarizes pro forma adjustments impacting Cost of Sales:

		Six months ended October 31, 2017	Year Ended April 30, 2017
		(in thousands)
C-1	Eliminate RSI’s historical depreciation expense for plant, property and equipment.	$(4,799)	$(9,088)
C-2	Record depreciation expense for plant, property and equipment based on the preliminary estimated fair value of RSI’s plant, property and equipment acquired at the Acquisition Date.	4,722	9,453

		$(77)	$365

See balance sheet adjustment H which describes the depreciation periods for property, plant and equipment.

Adjustment D

The following summarizes pro forma adjustments impacting Selling and Marketing expenses:

		Six months ended October 31, 2017	Year Ended April 30, 2017
		(in thousands)
D-1	Eliminate RSI’s historical depreciation expense for plant, property and equipment.	$(1,363)	$(2,488)
D-2	Record depreciation expense for plant, property and equipment based on the preliminary estimated fair value of RSI’s plant, property and equipment acquired at the Acquisition Date.	1,341	2,588

		$(22)	$100

See balance sheet adjustment H which describes the depreciation periods for property, plant and equipment.

Adjustment E

The following summarizes pro forma adjustments impacting General and Administrative expenses:

		Six months ended October 31, 2017	Year Ended April 30, 2017
		(in thousands)
E-1	Eliminate RSI’s historical depreciation expense for plant, property and equipment.	$(495)	$(1,018)
E-2	Record depreciation expense for plant, property and equipment based on the preliminary estimated fair value of RSI’s plant, property and equipment acquired at the Acquisition Date.	487	1,059
E-3	Eliminate acquisition costs	(484)	(3,628)
E-4	Record amortization of trademarks intangible acquired	1,667	3,333
E-5	Record amortization of customer relationship intangible acquired	23,333	46,667

		$24,508	$46,413

See balance sheet adjustment H which describes the depreciation periods for property, plant and equipment. See balance sheet adjustment J which describes the amortization period for trademarks and customer relationship intangibles.

Adjustment F

The following summarizes pro forma adjustments impacting Interest Expense:

		Six months ended October 31, 2017	Year Ended April 30, 2017
		(in thousands)
F-1	Record estimated interest expense associated with Senior Secured Initial Term Loan.	4,613	9,225
F-2	Record commitment fee on Senior Secured Revolving Facility.	125	250
F-3	Record amortization on fees and costs for Senior Secured Credit Facilities.	647	1,293

		$5,384	$10,768

A one-eighth percent increase or decrease in the LIBOR based interest rate on the Senior Secured Initial Term Loan would cause a $312,500 annual increase or decrease, respectively, in the amount of pro forma interest expense.

Adjustment G

The pro forma adjustment is to reduce historical interest income to reflect estimated lower outstanding balances of cash and cash equivalents and investments in certificates of deposit due to the use of cash, in part, to acquire RSI.

Adjustment H

Reflects the income tax effect of pro forma adjustments based on historical statutory tax rates.

Adjustment I

Reflects the 1,457,568 newly issued shares of American Woodmark included in the consideration for the RSI Acquisition.

Pro Forma Adjustments Reflected on the Unaudited Pro Forma Condensed Combined Balance Sheet as of October 31, 2017

The pro forma balance sheet adjustments include adjustments to record the preliminary estimates of the fair value of assets acquired and liabilities assumed associated with the RSI Acquisition (as shown in Note 3), offset by elimination of RSI’s historical values as of the acquisition had occurred on October 31, 2017.

Adjustment D

The following summarizes pro forma adjustments impacting Cash:

(in thousands)
D1	$(444,295)	Cash consideration component for RSI Acquisition.
D2	50,000	Draw down of Senior Secured Revolving Facility at Closing Date.
D3	250,000	Proceeds of Senior Secured Initial Term Loan.
D4	(6,465)	Record payment of estimated debt issuance costs related to the Senior Secured Credit Facilities.
D5	71,250	Reclass amounts from Investments in CDs to cash to partially fund RSI Acquisition.

	$(79,510)

Adjustment E

Adjustments reflect redemption of investments in certificates of deposit to fund, in part, the RSI Acquisition.

Adjustment F

Represents the estimated adjustment to step up RSI’s inventory to fair value. The estimated fair value of RSI inventories includes raw materials at historical cost (which approximated fair value) and finished goods and certain work-in-process at estimated fair value determined based on the estimated selling price of the inventory less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. The estimated fair value of finished goods inventory reflects a stepped-up value from historical cost at the Acquisition Date of $3.9 million, which will increase cost of sales over approximately 1 month as the inventory is sold. This increase is not reflected in the pro forma condensed combined statements of income because it does not have a continuing impact.

Adjustment G

Adjustment to assign no value to RSI’s tooling inventory to conform to American Woodmark’s policy of expensing such items when purchased.

Adjustment H

Adjustment to step-up RSI’s property, plant and equipment to preliminary estimated fair value. The fair value of property plant and equipment includes $4.7 million for buildings and $89.5 million for equipment. Estimated useful lives are 15 years for buildings and 7 years for equipment. The fair value and useful lives calculations are preliminary and subject to change after American Woodmark finalizes its review of the specific types, nature, age, condition and location of RSI’s property, plant and equipment.

Adjustment I

Adjusts tax assets and liabilities resulting from the acquisition of RSI. The pro forma condensed combined balance sheet as of October 31, 2017 includes the following tax balances resulting from the purchase price allocation: taxes receivable of $19.3 million (included in prepaid expenses and other), taxes payable of $78,000 (included in other accrued expenses), $900,000 included in other long-term liabilities, and deferred income tax liabilities of $113.6 million. The estimated increase in deferred tax liabilities to $113.6 million stems primarily from acquired intangibles based on an estimated tax rate of 40.43%. This estimate of deferred income tax balances is preliminary and subject to change based on management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

The following table presents the pro forma adjustments made to arrive at the pro forma tax balances:

Pro-Forma Tax Adjustments
(in thousands)
Prepaid expenses and other	$17,831
Deferred income taxes (within Total Assets) (a)	(20,937)
Other accrued expenses	78
Other long-term liabilities	(400)
Deferred income taxes (within Total Liabilities) (a)	103,476

(a)	Includes reclassification of deferred tax asset of $10.1 million included on American Woodmark’s historical October 31, 2017 balance sheet to deferred tax liability to reflect a net deferred tax liability in the pro forma condensed combined balance sheet.

Adjustment J

The following summarizes pro forma adjustments impacting Intangible Assets other than goodwill:

(in thousands)
J1	$(10,308)	Eliminate RSI historical balance of intangible assets other than goodwill.
J2	10,000	Record preliminary estimated trademark intangible based on preliminary purchase price allocation for RSI Acquisition.
J3	280,000	Record preliminary estimated customer relationship intangible based on preliminary purchase price allocation for RSI Acquisition.

	$279,692

As part of the preliminary valuation analysis, American Woodmark identified intangible assets, including trademarks and customer relationships. The fair value of identifiable intangible assets is determined primarily using the “income approach”, which requires a forecast of all of the expected future cash flows. Trademarks and customer relationship intangibles are estimated to have a useful life of three years and six years, respectively. These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts Woodmark will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

Adjustment K

Records preliminary estimated goodwill based on preliminary purchase price allocation as if the acquisition of RSI had occurred on October 31, 2017.

Adjustment L

Represents transaction costs not reflected in the historical balance sheets. The adjustment results in a reduction of equity (See Adjustment R). No adjustment has been made to the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended October 31, 2017 and the year ended April 30, 2017 because the costs are non-recurring in nature.

Adjustment M

Reflects the current portion of the Senior Secured Initial Term Loan.

Adjustment N

Represents the write-off of RSI’s historical balance of accrued rent, which is not an assumed liability.

Adjustment O

The following summarizes pro forma adjustments to Long Term Debt less Current Maturities:

(in thousands)
O1	$ 34,948	Record fair value adjustment of RSI Debt less historical debt issuance costs.
O2	250,000	Record Senior Secured Initial Term Loan.
O3	(9,375)	Reclass current portion of Senior Secured Initial Term Loan
O4	(6,465)	Record estimated debt issuance costs related to the Senior Secured Credit Facilities.
O5	50,000	Record draw down of Senior Secured Revolving Facility at Closing Date.

	$319,108

Adjustment P

The following tables details the adjustments to common stock:

(in thousands)
P1	$ (19)	Eliminate historical RSI on stock.
P2	189,849	Record fair value of American Woodmark common stock issued as part of consideration for RSI Acquisition.

	$189,830

Adjustment Q

Represents the elimination of RSI’s additional paid in capital.

Adjustment R

The following summarizes pro forma adjustments impacting Retained Earnings:

(in thousands)
R1	$414,101	Eliminate historical RSI balance of retained earnings
R2	(12,200)	Record estimated acquisition expenses not reflected in the historical financial statements.

	$401,901

6.	Pro Forma Adjustments: Refinancing Transactions

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information to reflect the assumed Refinancing Transactions, including the issuance of the Notes offered hereby and the drawdown of $250 million on the Senior Secured Delayed Draw Term Loan, repayment of amounts outstanding under the Senior Secured Revolving Facility and the redemption or repurchase of the RSI Notes. The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change.

Pro Forma Adjustments Reflected on the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended October 31, 2017 and year ended April 30, 2017

Adjustment J

The following summarizes pro forma adjustments to Interest Expense:

		Six months ended October 31, 2017	Year Ended April 30, 2017
I-1	Eliminate historical RSI interest expense associated with RSI Notes.	$(18,688)	$(37,012)
I-2	Eliminate historical RSI amortization of debt issuance costs associated with the RSI Notes.	(579)	(1,102)
I-3	Record estimated interest expense associated with assumed issuance of Senior Delayed Draw Term Loan	4,613	9,225
I-4	Record estimated interest expense associated with assumed issuance of the Notes.	8,532	17,063
I-5	Record estimated amortization of debt issuance costs of assumed issuance of the Notes.	415	829

		$(5,707)	$(10,997)

A one-eighth percent increase or decrease in the LIBOR based interest rate on the Senior Delayed Draw Term Loan would cause a $312,500 annual increase or decrease, respectively, in the amount of pro forma interest expense.

Adjustment K

The pro forma adjustment is to reduce historical interest income to reflect estimated lower outstanding balances of cash and cash equivalents and investments in certificates of deposit due to the use of cash, in part, to acquire RSI.

Adjustment L

Reflects the income tax effect of pro forma adjustments based on historical statutory tax rates.

Pro Forma Adjustments Reflected on the Unaudited Pro Forma Condensed Combined Balance Sheet as of October 31, 2017

Adjustment S

The following summarizes pro forma adjustments to cash:

S1	$250,000	Estimated proceeds from assumed drawdown of Senior Secured Delayed Draw Term Loan.
S2	350,000	Estimated proceeds from assumed issuance of Notes offered hereby.
S3	(576,557)	Assumed repurchase of RSI Notes and payment of accrued interest.
S4	(28,500)	Estimated tender premium and estimated expenses related to assumed repurchase of RSI Notes.
S5	(50,000)	Assumed repayment of Senior Secured Revolving Facility.
S6	(6,200)	Record payment of estimated debt issuance costs related to assumed issuance of Notes offered hereby.
S7	(700)	Record payment of estimated debt issuance costs related to assumed drawdown of Senior Delayed Draw Term Loan.

	$(61,957)

Adjustment T

Represents the estimated tax effect of the refinancing transaction primarily related to the anticipated repurchase premium on the RSI Notes.

Adjustment U

Reflects the current portion of the assumed Senior Secured Delayed Draw Term Loan.

Adjustment V

Pro forma adjustment to reflect the assumed payment of accrued interest on RSI Notes.

Adjustment W

The following summarizes the pro forma adjustments to long-term debt, less current maturities:

(in thousands)
W1	$(575,000)	Record at par value assumed repurchase of RSI Notes.
W2	(27,313)	Write-off fair value step-up on RSI Notes.
W3	250,000	Record assumed draw down of Senior Secured Delayed Draw Term Loan.
W4	(9,375)	Reclass current portion of Senior Secured Delayed Draw Term Loan.
W5	350,000	Record assumed issuance of Notes issued hereby.
W6	(6,200)	Record estimated debt issuance costs related to assumed issuance of Notes offered hereby.
W7	(700)	Record payment of estimated debt issuance costs related to assumed drawdown of Senior Delayed Draw Term Loan.
W8	(50,000)	Record assumed repayment of Senior Secured Revolving Facility.

	$(68,588)

Adjustment X

Represents the estimated loss (including transaction expenses) on repurchase of RSI Notes.